Exhibit 99.1

Press Release
For More Information, Call:

ELLEN M. DYLLA
INVESTOR RELATIONS April 28, 2011
(979) 849-6550

FOR IMMEDIATE RELEASE

BENCHMARK ELECTRONICS REPORTS RESULTS FOR THE
QUARTER ENDED MARCH 31, 2011

ANGLETON, TX, APRIL 28, 2011 – Benchmark Electronics, Inc. (NYSE: BHE), a leading integrated contract manufacturing provider, announced sales of $538 million for the quarter ended March 31, 2011, compared to $572 million for the same quarter in the prior year. The Company reported first quarter net income of $15 million, or $0.25 per diluted share. In the comparable period in 2010, the Company reported net income of $18 million, or $0.29 per diluted share. Excluding restructuring charges, the Company would have reported net income of $19 million, or $0.30 per diluted share, in the first quarter of 2010. The Company did not report any restructuring charges in the first quarter of 2011.

“During the quarter we saw weaker than expected demand primarily due to customer inventory adjustments following strong fourth quarter demand,” said Cary Fu, the Company’s Chief Executive Officer. “We expect sales in the second quarter to rebound, as our customers achieve balancing of inventory levels to match demand.”

First Quarter 2011 Financial Highlights

•	Operating margin for the first quarter was 3.1%.
•	Cash flows provided by operating activities for the first quarter were approximately $14 million.
•	Cash and long-term investments balance was $367 million at March 31, 2011. Long-term investments consist of $34 million of auction rate securities.
•	Accounts receivable was $419 million at March 31, 2011; calculated days sales outstanding were 70 days.
•	Inventory was $396 million at March 31, 2011; inventory turns were 5.1 times.
•	Repurchases of common shares for the first quarter totaled $5 million or 0.3 million shares.

Industry Sectors

The following table sets forth sales by industry sector for the quarters ended March 31, 2011, December 31, 2010 and March 31, 2010.

	March 31, 2011	December 31, 2010	March 31, 2010

Industrial control equipment	28%	24%	24%
Computers and related products for business enterprises	27%	33%	32%
Telecommunications equipment	23%	22%	23%
Testing and instrumentation products	13%	11%	9%
Medical devices	9%	10%	12%

Second Quarter 2011 Outlook

Sales for the second quarter of 2011 are expected to range from $560 million to $600 million. Diluted earnings per share for the second quarter, excluding special items, are expected to be between $0.28 and $0.34.

Non-GAAP Financial Measures

This press release includes financial measures for earnings and earnings per share that exclude certain items and therefore are not in accordance with generally accepted accounting principles (GAAP). A detailed reconciliation between the GAAP results and results excluding special items (non-GAAP) is included at the end of this press release. By disclosing this non-GAAP information, management intends to provide investors with additional information to further analyze the company’s performance and underlying trends. Management utilizes a measure of net income and earnings per share on a non-GAAP basis that excludes certain items to better assess operating performance and to help investors compare our results with our previous guidance.

The non-GAAP information included in this press release is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as measures of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Forward-Looking Statements

This news release contains certain forward-looking statements within the scope of the Securities Act of 1933 and the Securities Exchange Act of 1934. The words “expect,” “estimate,” “anticipate,” “predict,” and similar expressions, and the negatives of such expressions, are intended to identify forward-looking statements. Our forward-looking statements may be deemed to include, among other things, the statement “we expect sales in the second quarter to rebound as our customers achieve balancing of inventory levels to match demand”, our sales and diluted earnings per share (excluding special items) guidance for the second quarter of 2011, as well as other statements, express or implied, concerning: future operating results or the ability to generate sales, income or cash flow; and Benchmark’s business and growth strategies, including expected internal growth and performance goals. Although Benchmark believes that these statements are based upon reasonable assumptions, such statements involve risks, uncertainties and assumptions, including but not limited to industry and economic conditions, and customer actions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes may vary materially from those indicated.

All forward-looking statements included in this release are based upon information available to Benchmark as of the date of this release, and Benchmark assumes no obligation to update any such forward-looking statements. Persons are advised to consult further disclosures on related subjects in Benchmark’s Form 10-K for the year ended December 31, 2010, in its other filings with the Securities and Exchange Commission and in its press releases.

Additional Information

Benchmark Electronics, Inc. provides integrated electronics manufacturing, design and engineering services to original equipment manufacturers of computers and related products for business enterprises, medical devices, industrial control equipment, which includes equipment for the aerospace and defense industry, testing and instrumentation products, and telecommunication equipment. Benchmark’s global operations include 21 facilities in ten countries. Benchmark’s Common Shares trade on the New York Stock Exchange under the symbol BHE.

A conference call hosted by Benchmark management will be held today at 10:00 am (Central time) to discuss the financial results of the Company and its future outlook. This call will be broadcast via the Internet and may be accessed by logging on to our website at www.bench.com.

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Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results
 (Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010

Income from operations (GAAP)	$16,616	$21,132
Restructuring charges	−−	1,697
Non-GAAP income from operations	$16,616	$22,829

Net income (GAAP)	$15,348	$18,250
Restructuring charges, net of tax	−−	847
Non-GAAP net income	$15,348	$19,097

Earnings per share: (GAAP)
Basic	$0.25	$0.29
Diluted	$0.25	$0.29

Earnings per share: (Non-GAAP)
Basic	$0.25	$0.30
Diluted	$0.25	$0.30

Weighted average shares used in calculating earnings per share:
Basic	60,919	63,403
Diluted	61,482	63,957

Benchmark Electronics, Inc. and Subsidiaries

Consolidated Statements of Income
(Amounts in Thousands, Except Per Share Data)
(UNAUDITED)

	Three Months Ended March 31,
	2011	2010

Net sales	$538,312	$571,905
Cost of sales	499,853	526,560

Gross profit	38,459	45,345

Selling, general and administrative expenses	21,843	22,516
Restructuring charges	−−	1,697

Income from operations	16,616	21,132

Other income (expense):
Interest income	404	367
Interest expense	(332)	(339)
Other	(435)	(371)
Total other expense, net	(363)	(343)

Income before income taxes	16,253	20,789

Income tax expense	905	2,539

Net income	$15,348	$18,250

Denominator for basic earnings per share - weighted average number of common shares outstanding during the period	60,919	63,403
Incremental common shares attributable to restricted shares and the exercise of outstanding equity instruments	563	554
Denominator for diluted earnings per share	61,482	63,957

Earnings per share:
Basic	$0.25	$0.29
Diluted	$0.25	$0.29

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet
March 31, 2011
(Amounts in Thousands)
(UNAUDITED)

Assets

Current assets:
Cash and cash-equivalents	$333,527
Accounts receivable, net	419,138
Inventories, net	395,729
Other current assets	50,754
Total current assets	1,199,148

Long-term investments	33,776
Property, plant and equipment, net	147,962
Other assets, net	59,033
Goodwill, net	37,912

Total assets	$1,477,831

Liabilities and Shareholders’ Equity

Current liabilities:
Current installments of capital lease obligations	$377
Accounts payable	245,492
Accrued liabilities	57,778
Total current liabilities	303,647

Capital lease obligations, less current installments	10,925
Other long-term liabilities	24,576
Shareholders’ equity	1,138,683

Total liabilities and shareholders’ equity	$1,477,831